UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2023

F45 Training Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40590 (Commission File Number)	84-2529722 (I.R.S. Employer Identification No.)

3601 South Congress Avenue, Building E Austin, Texas 78704 (Address of Principal Executive Offices) (737) 787-1955 (Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 210.14d-2(b))
Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or
revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2023, F45 Training Holdings Inc. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) that, as of May 15, 2023, it was not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Common Stock (the “Common Stock”) was less than $1.00 per share over a consecutive 30 trading-day period. The notice has no immediate impact on the listing of the Common Stock on the NYSE, subject to the Company’s compliance with the NYSE’s other continued listing requirements.

The Company intends to consider a number of available alternatives to cure its non-compliance with the applicable price criteria in the NYSE’s continued listing standards. Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the notice to regain compliance with the minimum share price requirement. The Company can regain compliance with the minimum share price requirement at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period or on the last day of the cure period, the Company has (i) a closing share price of at least $1.00, and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

Section 802.01C also requires the Company to notify the NYSE, within 10 business days of receipt of the notice, of its intent to cure this deficiency. The Company intends to notify the NYSE of its intent to regain compliance with the requirements of Section 802.01C. The notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission (the “SEC”).

On May 22, 2023, the Company issued a press release regarding receipt of the notice from the NYSE. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company also received a notice from the NYSE on April 3, 2023 indicating the Company was not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) with the SEC.

The NYSE informed the Company that, under NYSE rules, the Company has six months from the Form 10-K due date of March 31, 2023 to regain compliance with the NYSE listing standards at any time prior to that date by filing the Form 10-K with the SEC. The NYSE further noted that, if the Company fails to file the Form 10-K within the six-month period, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The notice from the NYSE also noted that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

Reference is made to the Notification of Late Filing on Form 12b-25 filed by the Company with the SEC on March 16, 2023 (the “Form 12b-25”), reporting the Company has been unable to finalize the Form 10-K because the Company and its independent registered public accounting firm require additional time to complete certain items with respect to the Company’s financial statement preparation and review processes, including management’s assessment of the effectiveness of the Company’s internal controls over financial reporting for the period ended December 31, 2022. Although the Company has dedicated significant resources to the completion of its financial statements and related disclosures for inclusion in the Form 10-K, the Company was unable to file the Form 10-K prior to March 31, 2023, the end of the extension period provided by the Form 12b-25.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2023	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer